Exhibit 99.2

Marathon Patent Group and Uniloc Agree to Merge

Merger of Equals Forms One of the Largest and Most Experienced PIPCOs

•	Industry leading management team with proven track record
•	Highly scalable business model with significant operating leverage
•	$93.6 million pro forma combined licensing revenue over last 30 months of operations (unaudited)
•	$37.5 million pro forma combined licensing revenue over trailing twelve months of operations (unaudited)
•	119 active defendants and 101 trials projected through 2017
•	Up to 150 additional potential licensees
•	Large, diversified and active patent portfolio consisting of 662 patents
•	Scale and diversification potentially eliminates dependence on large, binary licensing or litigation outcomes
•	Gross margin improvement potential on future cases expected from economies of scale and Uniloc’s relationship with law firms that work on a contingency fee basis

LOS ANGELES, CA and LUXEMBOURG CITY (August 14, 2015) — Marathon Patent Group, Inc. (NASDAQ:MARA) and Uniloc Luxembourg SA announced today that they have entered into a definitive agreement, under which the companies will be combined in an all-stock merger of equals intended to qualify as a tax-free reorganization.  The new company will be called Marathon Group SA.

The new company’s combined assets under management will be balanced between patents purchased from third parties and patents internally developed. Marathon Group will begin with a current portfolio of 662 patent assets. These patented ideas cover products and methods in the automotive, medical device, software, identity management, device authentication, mobile communication and internet fields of use.

A highly experience management team will lead the combined company.  Douglas B. Croxall will be Chairman and Chief Executive Officer Marathon Group. Craig S. Etchegoyen, Uniloc’s current Chief Executive Officer, will be the Chief Intellectual Property Officer of the combined company. Francis P. Knuettel II, Chief Financial Officer of Marathon, will assume new responsibilities as Chief Operating Officer of the combined company. Uniloc’s Chief Financial Officer, Drake L. Turner, will be the Chief Financial Officer of Marathon Group. Together, the team has a proven track record of leadership and nearly fifty years of patent licensing/litigation experience.

The new company will have active litigation against 119 infringers, a 164% increase over Marathon’s stand-alone cases and 101 scheduled trials through 2017.

The combined company will leverage Uniloc’s and Marathon’s low-cost highly effective network of licensing professionals and patent enforcement experts.

Under the terms of the agreement, former Marathon equity owners are expected to own approximately 45 percent of the fully-diluted capitalization of the combined company. The remaining 55 percent of the fully-diluted capitalization would be owned by former Uniloc equity owners. Shares of Marathon common stock and Uniloc equity will be converted into Marathon Group ordinary shares on a one-for-one basis.

Marathon Group’s board of directors will be comprised of 7 directors, 3 from Marathon, 3 from Uniloc and one new independent director.

“This combination is the next logical step in the growth of Uniloc,” said Craig Etchegoyen. “Together, our best-in-class management team and a collective deep understanding of the patent business create a platform for innovative growth. Our software engines providing predictive patent analytics and deep insight into patent quality, allows us to leverage our small team to manage the combined company’s growing asset base, while maximizing return on investment.”

“This combination positions Marathon Group for greater success than either company could have achieved independently.” said Doug Croxall. “Our common culture of a lean workforce, commitment to providing a return on innovation and an international platform, are the foundations for the future success of the company.”

The business combination is subject to approval by both Marathon stockholders and Uniloc shareholders and the satisfaction of customary closing conditions, including government and regulatory approval and NASDAQ approval of listing of the ordinary shares. The parties expect to complete the transaction in late 2015 or the first quarter of 2016.

Investor/Analyst Presentation

Marathon and Uniloc will hold an investor call beginning at 8:30 AM ET / 5:30 AM PT on Monday August 17, 2015. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0784 ten minutes prior to the scheduled start time. International calls should dial (201) 689-8560.

In addition, the call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Company's website at www.marathonpg.com. The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Monday, August 31, 2015 by dialing (877) 870-5176 in the U.S. and Canada and (858) 384-5517 internationally and entering the pin number: 13615843

A presentation regarding the proposed business combination is available on the investors tab of www.marathonpg.com.

About Marathon Patent Group

Marathon is a patent acquisition and monetization company. Marathon acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon's strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com.

About Uniloc

Uniloc Luxembourg, S.A. is an intellectual property company which has invented and owns a foundational patent portfolio in information security that targets large end markets where information security is critical.  In addition to its invented patent portfolio, Uniloc also develops and acquires IP which it monetizes through global licensing and active enforcement campaigns. The company has developed a proprietary technology platform which enables it to cost effectively develop and prosecute patents; identify and acquire new high-value patent assets; and manage multiple, simultaneous licensing and enforcement campaigns with the potential to generate revenue faster than competitors at much higher margins. Uniloc won the fifth largest jury verdict in history at the time against a large, global software provider.

Advisors

In connection with the proposed business combination, Uniloc’s financial advisor Lake Street Capital Markets LLC introduced the parties to each other. Uniloc’s legal counsel is Gray Plant Mooty. Marathon’s financial advisor is Roth Capital Partners LLC and its legal counsel is Skadden, Arps, Slate, Meagher & Flom LLP and Elvinger Hoss & Prussen.

Forward Looking Statements

A number of the matters discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the merger of Marathon and Uniloc, growth plans, the benefits of economies of scale, whether the transaction will be accretive, potential defendants and whether and when the transactions contemplated by the business combination agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the failure to meet revenue and cash flow targets; approval of the business combination by the shareholders of Marathon and Uniloc and satisfaction of various other conditions to the closing of the transactions; the growth and success of the IP commercialization business, the uncertainties of the legal environment, future acquisitions and debt retirement and the risks that are described from time to time in Marathon's reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2014 and quarterly report on Form 10-Q for the quarter ended June 30, 2015 as such reports may have been amended. This press release speaks only as of its date, and Uniloc and Marathon each disclaims any duty to update the information herein.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. YOU ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT-PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION. The final proxy statement-prospectus will be mailed to shareholders of Marathon and shareholders of Uniloc. Investors and security holders will be able to obtain the proxy statement-prospectus and other documents free of charge at the SEC's web site, www.sec.gov, or download them from www.marathonpg.com/investors.

Participants In The Solicitation

Marathon, Uniloc and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the business combination. Information concerning Marathon's participants is set forth in the proxy statement dated, July 2, 2015, for Marathon’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Messrs. Etchegoyen and Turner beneficially own 21% and 2%, respectively, of the fully diluted shares of Uniloc Luxembourg SA. Their address is c/o Uniloc USA, Inc., 7160 Dallas Parkway, Plano, Texas 75024. Additional information in respect of the merger will be included in the registration statement and proxy statement-prospectus to be filed with the SEC.

Marathon Contact: Jason Assad (678)-570-6791 Jason@marathonpg.com	Uniloc Contact: (949) 556-9667